Exhibit 5.1

[WLRK Letterhead]
May 27, 2026
BankUnited, Inc.
14817 Oak Lane
Miami Lakes, Florida 33016
RE: Registration Statement on Form S-8
Ladies and Gentlemen:

We have acted as special counsel to BankUnited, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of (i) the registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 1,500,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which may be issued by the Company pursuant to the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan (the “Plan”).

For the purposes of giving this opinion, we have examined the Registration Statement, the Plan, and the amended and restated certificate of incorporation and amended and restated bylaws of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

We have also assumed that there will be no material changes to the documents we have examined and that, at all times prior to the issuance of the Shares, the Company will maintain a sufficient number of authorized but unissued shares of common stock, par value $0.01 per share, available for such issuance.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that when the Shares have been issued by the Company in accordance with the terms of the Plan, the Shares will be validly issued, duly authorized, fully paid and nonassessable.
This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. We are members of the bar of the State of New York; the Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
We hereby consent to be named in the Registration Statement and the Post-Effective Amendment as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz